EXHIBIT 11

                                                   Boise Cascade Corporation
                                              Computation of Per Share Earnings


                                                                                         1999          1998          1997
                                                                                       _________     _________    _________
                                                                                               (expressed in thousands,
                                                                                               except per share amounts)
Net income (loss) as reported, before cumulative effect of accounting change           $ 199,753    $ (25,692)    $ (30,410)
  Preferred dividends                                                                    (13,559)     (15,578)      (31,775)
  Excess of Series F Preferred Stock redemption price over carrying value                    -         (3,958)          -
                                                                                       _________    __________    _________
Basic income (loss) before cumulative effect of accounting change                        186,194      (45,228)      (62,185)
Cumulative effect of accounting change                                                       -         (8,590)          -
                                                                                       _________    __________    _________
  Basic income (loss)                                                                  $ 186,194    $ (53,818)    $ (62,185)
                                                                                       =========    ==========    =========
Average shares outstanding used to determine basic income (loss) per common share         56,861       56,307        52,049
                                                                                       =========    ==========    =========

Net income (loss) per common share
  Basic income (loss) before cumulative affect of accounting change                    $    3.27    $    (.81)    $   (1.19)
  Cumulative affect of accounting change                                                     -           (.15)          -
                                                                                       _________    __________    _________
Basic income (loss) per common share (1)                                               $    3.27    $    (.96)    $   (1.19)
                                                                                       =========    ==========    =========

Basic income (loss) before cumulative effect of accounting change                      $ 186,194    $ (45,228)    $ (62,185)
  Preferred dividends eliminated                                                          13,559       14,133        20,965
  Supplemental ESOP contribution                                                         (11,588)     (12,079)      (12,114)
                                                                                       _________    __________    _________
Diluted income (loss) before cumulative effect of accounting change                      188,165      (43,174)      (53,334)
Cumulative effect of accounting change                                                       -         (8,590)          -
                                                                                       _________    __________    _________
Diluted income (loss)                                                                  $ 188,165    $ (51,764)    $ (53,334)
                                                                                       =========    ==========    =========

Average shares outstanding used to determine basic income (loss) per common share         56,861       56,307        52,049
  Stock options and other                                                                    419          204           615
  Series G Conversion Preferred Stock                                                        -            -           3,647
  Series D Convertible Preferred Stock                                                     4,139        4,396         4,310
                                                                                       _________    __________    _________
Average shares used to determine diluted income (loss) per common share                   61,419       60,907        60,621
                                                                                       =========    ==========    =========

Diluted income (loss) before cumulative effect of accounting change                    $    3.06    $    (.71)    $    (.88)
  Cumulative affect of accounting change                                                     -           (.14)           -
                                                                                       _________    __________    _________
  Diluted income (loss) per common share(1)                                            $    3.06    $    (.85)    $    (.88)
                                                                                       =========    ==========    =========

(1)	Because the computation of diluted loss per common share was antidilutive, the diluted loss per common share reported for the years ended December 31, 1998 and 1997 were the same as basic loss per common share.